Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
PNM Resources, Inc.:
We consent to the incorporation by reference in the registration statement No. 333-206087 on Form S-3 and registration statement Nos. 333-76288, 333-139108, 333-129454, 333-121371, 333-125010, 333-141282, 333-156243, 333-159361, 333-159362, 333-168797 and 333-195974 on Form S-8 of PNM Resources, Inc and subsidiaries of our reports dated February 28, 2017, with respect to the consolidated balance sheets of PNM Resources, Inc. and subsidiaries as of December 31, 2016 and 2015, and the related consolidated statements of earnings, consolidated statements of comprehensive income, consolidated statements of changes in equity, and consolidated statements of cash flows for each of the years in the three-year period ended December 31, 2016, and all related financial statement schedules, and the effectiveness of internal control over financial reporting as of December 31, 2016, which reports appear in the December 31, 2016 annual report on Form 10-K of PNM Resources, Inc. and subsidiaries.
/s/ KPMG LLP
Albuquerque, New Mexico
February 28, 2017